SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

BIOLASE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BIOLASE, Inc.

4 Cromwell

Irvine, California 92618

AN IMPORTANT REMINDER TO VOTE YOUR PROXY

May 21, 2013

Dear Stockholder:

Our records indicate that your vote for the 2013 BIOLASE, Inc. (“BIOLASE”) Annual Meeting has not yet been received. The annual meeting of stockholders will be held at corporate headquarters, 4 Cromwell, Irvine, California on Thursday, June 6, 2013, at 11:00 a.m. local Time. Please take a moment now to ensure that your shares are represented at this important meeting.

At the Annual Meeting, you will be asked to: (1) elect four directors; (2) ratify our independent registered public accounting firm; (3) hold an advisory vote on executive compensation; and (4) to amend the 2002 stock incentive plan. Our Board of Directors unanimously recommends that you vote FOR all proposals.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY BY TELEPHONE, INTERNET

OR BY SIGNING AND MAILING THE ENCLOSED PROXY CARD.

In order to ensure that you have an opportunity to vote, we are enclosing an additional proxy card that will allow you to exercise your rights as a stockholder.

Please vote today by telephone or by Internet pursuant to the instructions enclosed. Remember – every share and every vote counts! Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

We appreciate your support over the years, and would be pleased to talk with you further about the company and why we are excited about the future prospects of BIOLASE.

Thank you in advance for voting promptly.

Sincerely,

/s/ Federico Pignatelli
Federico Pignatelli
Chairman of the Board and
Chief Executive Officer